k

                                                                     EXHIBIT 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                       RESTATED ARTICLES OF INCORPORATION

         Pursuant to ss.33-10-107 of the 1976 South Carolina Code, as amended, the corporation hereby submitS the following information:

1.       The name of the Corporation is THE SEIBELS BRUCE GROUP, INC.

2. If the name of the Corporation has ever been changed, all of its former names:

         a)                           N/A
               -----------------------------------------------------------------
         b)
               -----------------------------------------------------------------
         c)
               -----------------------------------------------------------------

3.       The original articles of incorporation were filed on JULY 14, 1978.

4. The registered office of the corporation is 1501 LADY STREET in the city of COLUMBIA, South Carolina 29201.

5.       The corporation is authorized to issue shares of stock as follows:
         Complete a or b, whichever is applicable:

a)       [   ]    If the corporation is authorized to issue a single class of shares, the total shares authorized is __________.
         b) [X] The corporation is authorized to issue more than one class of shares:


                 Class of Shares             Authorized No. of Each Class
                     Common                                    17,500,000
             ------------------------           --------------------------------
                     Special                                    5,000,000
             ------------------------           --------------------------------

             ------------------------           --------------------------------


         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class are as follows:

The Board of Directors has the authority to divide the five million (5,000,000) authorized shares of special stock into one or more series and to fix the designations, voting rights, preferences and all other rights or restrictions of each such series.

See Exhibit 1 to the Addendum attached hereto and incorporated herein by reference for a single series of Special Stock designated "Cumulative Convertible Redeemable Nonvoting Special Preferred Stock."

See Exhibit 2 to the Addendum attached hereto and incorporated herein by reference for a single series of Special Stock designated "$0.625 Cumulative Convertible Redeemable Nonvoting Special Preferred Stock."

6. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-101 and the applicable comments thereto; and ss.ss.35-2-105 and 35-2-221 of the SOuth Carolina Code):

                  See Addendum attached hereto and incorporated herein by reference.

7. Unless a delayed effective date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See ss.ss.33-1-230(b)):____________

Date:  February 12, 1999                The Seibels Bruce Group, Inc.
       -----------------                -------------------------------------
                                                   (Name of Corporation)

                                   By:    /S/ Matt P. Mcclure
                                        -------------------------------------
                                                       (Signature)

                                        Matt P. Mcclure, Corporate Secretary
                                        -------------------------------------
                                           (Type or Print Name and Office)

                                    ADDENDUM

a.       PRE-EMPTIVE RIGHTS.        No shareholder or other person shall have
any pre-emptive right whatsoever.

b. BYLAWS. The initial Bylaws shall be adopted by the board of directors. The board of directors has the power to alter, amend or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders.

c.       [intentionally omitted]

d. NUMBER, CLASSIFICATION AND ELECTION OF DIRECTORS. The board of directors shall be limited to a maximum of twenty-one directors, with the precise number thereof to be fixed as the board shall from time to time resolve. The members of the board of directors need not be shareholders nor need they be residents of any particular state. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of an approximately equal number of directors, and each director of the corporation shall hold office until his successor shall be elected and shall qualify. At the first annual meeting of the shareholders, the directors of the first class shall be elected for a term to expire at the next subsequent annual meeting of shareholders; the directors of the second class shall be elected for a term expiring at the second subsequent annual meeting of shareholders; the directors of the third class shall be elected for a term expiring at the third subsequent annual meeting of shareholders; and at each annual meeting thereafter the successors to the class of directors whose term shall expire at that time shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year.

e.       [intentionally omitted]

f.       REMOVAL OF DIRECTORS.

         (A) Directors may be removed without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which the holders of eighty (80%) percent of the shares entitled to vote are present in person or represented by proxy. No amendment, alteration, change or repeal of this subparagraph (A) of Article f. may be effected unless it is first approved by the affirmative vote of holders of not less than eighty (80%) percent of each class of shares of the company entitled to vote thereon.

         (B) Directors may be removed for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which a quorum as provided in Article h. is present.

g. AMENDMENT BY SHAREHOLDERS. Except as otherwise provided by statute or by these Articles of Incorporation, these Articles may be altered, amended or repealed at any meeting of the shareholders by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of each class of shares of the company entitled to vote thereon.

h. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by these Articles of Incorporation or by the Bylaws. If a quorum is not present or represented at a meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

i. MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, these Articles of Incorporation, or the Bylaws, a higher vote is required in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

j. METHOD OF VOTING. Each outstanding share of common stock shall be entitled to one vote in each matter submitted to a vote at a meeting of shareholders. Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by the board of directors.

k.       BUSINESS COMBINATIONS.

         (A) For purposes of this Article k only, the following terms shall have the following meanings unless the context otherwise requires:

                  (1) "Company" shall mean The Seibels Bruce Group, Inc., a South Carolina corporation.

                  (2) "equity security" means any stock or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security; or any such warrant or right.

                  (3) "group" means and includes persons, firms and corporations acting in concert, whether or not as a formal group.

                  (4) "substantially all of the assets" means assets representing at least thirty percent (30%) of the fair market value of the net assets or at least twenty-five percent (25%) of the fair market value of the gross assets held by the person, firm or corporation immediately prior to the proposed sale, lease or exchange.

         (B) If any person, firm or corporation (hereinafter referred to in this Article k as the "Corporation") or any person, firm or corporation controlling the Corporation, controlled by the Corporation or under common control with the Corporation, or any group of which the Corporation or any of the foregoing persons, firms or corporations are members, or any other group controlling the Corporation, controlled by the Corporation, or under common control with the Corporation, owns of record, or owns beneficially, directly or indirectly, more than te percent (10%) of any class of equity security of the Company, then any merger or consolidation of the Company with the Corporation, or any sale, lease or exchange of substantially all of the assets of the Company or the Corporation to the other (any such merger, consolidation, sale, lease or exchange being hereinafter referred to in this Article k as a "business combination") may not be effected unless a meeting of the shareholders of the Company is held to act thereon and the propsed business combination is approved by the affirmative vote of holders of not less than eighty percent (80%) of each class of equity security of the Company entitled to vote thereon.

         (C) For the purposes of this Article k, any corporation, person or entity will be deemed to be the beneficial owner of any equity security of the Company:

                  (1)      which it owns directly, whether or not of record, or

                  (2) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercising of conversion rights, exchange rights, warrants or options or otherwise, or

                  (3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (2) above), by any `affiliate' or `associate' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect July 1, 1978, or

                  (4) which are beneficially owned, directly or indirectly, (including shares deemed owned through application of clause (2) above) by any other corporation, person or entity which it or any of its `affiliates' or `associates' has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of equity security of the Company.

         For purposes only of determining whether a corporation, person or other entity owns beneficially, directly or indirectly, 10% or more of the outstanding equity securities of the Company, the outstanding equity securities of the Company will be deemed to include any equity securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person or other entity pursuant to the foregoing provisions of this Paragraph (C).

         (D) No amendment, alteration, change or repeal of any provision of this Article k may be effected unless first approved by the affirmative vote of holders of not less than eighty percent (80%) of each class of equity security of the Company entitled to vote thereon.

         (E) Anything herein to the contrary notwithstanding, the provisions of Paragraphs (B) and (D) of this Article k requiring an eighty percent (80%) shareholder vote shall not apply in the event at a meeting duly called and held three-fourths (3/4) of all of the members of the Board of Directors shall have voted in favor of the proposed business combination or proposed amendment, alteration, change or repeal of this Article k, and in such event, the requisite shareholder approval, if any, shall be as otherwise provided in these Articles, the Bylaws of the Company or by applicable law.

l. LIABILITY OF DIRECTORS. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) under ss.33-8-330 of the South CarolinA Business Corporation Act, or (iv) for any transaction from which the Director derived an improper personal benefit.

EXHIBIT 1


                           CERTIFICATE OF DESIGNATIONS

       CUMULATIVE CONVERTIBLE REDEEMABLE NONVOTING SPECIAL PREFERRED STOCK

                          ----------------------------


                                    SUBPART 1

                              DESIGNATION AND RANK

                  1.1 DESIGNATION. A single series of Special Stock designated "Cumulative Convertible Redeemable Nonvoting Special Preferred Stock" (hereinafter called the "Convertible Stock") is hereby authorized. The number of authorized shares constituting the Convertible Stock is 220,000. Shares of the Convertible Stock shall be issued at a stated value of $10.00 per share (the "Stated Value").

                  1.2 RANK. With respect to the payment of the dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, dissolution or winding up, the Convertible Stock shall not be junior to any other series or class of stock of the Corporation.


                                    SUBPART 2

                                 DIVIDEND RIGHTS

                  2.1 DIVIDEND RATE. From the date of original issuance, dividends shall accrue on each share of Convertible Stock at an annual rate equal to $0.62 per share. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

                  2.2 ACCRUAL AND PAYMENT. Dividends on each share of Convertible Stock shall be cumulative and except as otherwise provided herein, dividends on the Convertible Stock shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day (as hereinafter defined), on the next Business Day thereafter) of each year, commencing on December 31, 1997 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not preceding the date upon which the resolution fixing the record date is adopted and not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a duly authorized committee thereof. If declared, dividends shall be paid in cash on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. To the extent not declared and paid, dividends shall accumulate. The amount of dividends payable for the initial dividend period or any period shorter or longer than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Accrued dividends not paid on a Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not preceding the date upon which the resolution fixing the record date is adopted and not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee thereof. "Business Day" shall mean any day excluding Saturday, Sunday and any day on which the Fedwire funds transfer system of the Federal Reserve Banks is not available for the transfer of funds.

                  2.3 DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of Convertible Stock are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Convertible Stock as to dividends, unless, full cumulative dividends on all outstanding shares of the Convertible Stock shall have been declared and paid through and including the most recent Dividend Payment Date.

                                    SUBPART 3

                               LIQUIDATION RIGHTS

                  3.1 PREFERENCES OF CONVERTIBLE STOCK ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Convertible Stock, the holders of shares of Convertible Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus an amount equal to all accrued and unpaid dividends (such amounts, together, the "Liquidation Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Subpart 3.

                  3.2 PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Convertible Stock and any other class or series of stock of the Corporation ranking on a parity with the Convertible Stock as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amount to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of shares of Convertible Stock and such other class or series of stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

                  3.3 PRIORITY. All of the preferential amounts to be paid to the holders of the Convertible Stock and the holders of any other class or series of stock of the Corporation ranking on a parity with the Convertible Stock as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Convertible Stock as to distributions upon liquidation.


                                    SUBPART 4

                                  VOTING RIGHTS

                  4.1 GENERAL. The holders of shares of Convertible Stock shall have no voting rights except as required by law. The holders of Convertible Stock shall be entitled to notice of any meeting of the stockholders of the Corporation.

                                    SUBPART 5

                                   REDEMPTION

                  5.1 OPTIONAL REDEMPTION BY THE COMPANY. Issued and outstanding shares of the Convertible Stock shall be redeemable, at the option of the Corporation, as a whole or in part, at any time on or after August 15, 2000 up to but not including August 15, 2002, at a redemption price per share (the "Redemption Price") equal to $15.00 per share, plus any accrued and unpaid dividends through the Redemption Date (as hereinafter defined). On the Redemption Date, the Corporation shall pay to each holder of Convertible Stock an amount in cash equal to the aggregate Redemption Price for such holder's shares, by wire transfer of immediately available funds to such account as is designated by such holder.

                  5.2 MANDATORY REDEMPTION BY THE CORPORATION. All of the issued and outstanding shares of Convertible Stock shall be redeemed by the Corporation on August 15, 2002 at a Redemption Price per share equal to $10.00 per share, plus any accrued and unpaid dividends through the Redemption Date. On the Redemption Date, the Corporation shall pay to each holder of Convertible Stock an amount in cash equal to the aggregate Redemption Price for such holder's shares, by wire transfer of immediately available federal funds to such account as is designated by such holder.

                  5.3 NOTICE TO HOLDERS. The Corporation shall give notice of any redemption under this Subpart 5 at least 30 days prior to the date the Corporation is required to or proposes to redeem all or any portion, as applicable, of the outstanding shares of Convertible Stock (the "Redemption Date"), by registered mail (return receipt requested), postage prepaid, to each of the holders of record of the Convertible Stock; provided, however, that in the case of a mandatory redemption under Subpart 5.2 hereof, the failure of the Corporation to give notice as required by this Subpart 5.3 shall not alter or affect the rights of the holders of the Convertible Stock to have their shares of Convertible Stock redeemed by the Corporation in accordance with the terms of this Subpart 5. Such notice shall be addressed to each such holder at the address as it appears on the stock transfer books of the

Corporation and shall specify the Redemption Date. Notice having been mailed as aforesaid, from and after the close of business on the Redemption Date (unless default shall be made by the Corporation in payment of the Redemption Price), dividends on the shares of Convertible Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price provided for herein) shall cease. Upon surrender in accordance with said notice of the certificates representing the shares so redeemed (properly endorsed or assigned for transfer, if required by the Board of Directors of the Corporation and the notice of redemption so states), such shares shall be redeemed by the Corporation at the Redemption Price provided for herein. Any shares of Convertible Stock which shall at any time have been redeemed shall, upon such redemption, be retired and the Corporation shall take all such steps as are necessary to cause such shares thereafter to have the status of authorized but unissued shares of Special Stock of the Company, without designation as to series, until such shares are once again designated as shares of a particular series of Special Stock of the Company.

                                    SUBPART 6

                                CONVERSION RIGHTS

                  6.1 CONVERSION. Holders of shares of Convertible Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"), as follows:

                  (a) Subject to and upon compliance with the provisions of this Subpart 6, a holder of shares of Convertible Stock shall have the right, at such holder's option, at any time on or after August 15, 2000 up to but not including August 15, 2002, to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Stated Value of the shares to be converted by the Conversion Price (as hereinafter defined) and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Subpart 6; PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Subpart
         5.1 hereof shall terminate at the close of business on (i) the date fixed for such redemption, or (ii) if the Corporation shall so elect and state in the notice of redemption, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, unless the Corporation shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this Subpart 6(a), any share of Convertible Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of Convertible Stock is converted, then the Corporation will convert such share into the appropriate number of shares of Common Stock (subject to paragraph (c) of this Subpart 6) and issue a fractional share of Convertible Stock evidencing the remaining interest of such holder. "Conversion Price" shall mean the conversion price per share of Common Stock into which the Convertible Stock is convertible, as such Conversion Price may be adjusted pursuant to this Subpart 6. The initial Conversion Price will be $8.00.

         (b) In order to exercise the conversion right, the holder of each share of Convertible Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent of the Corporation as may be designated by the Corporation's Board of Directors (the "Transfer Agent"), accompanied by written notice to the Corporation that the holder thereof elects to convert its Convertible Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

         Holders of shares of Convertible Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (except that holders of shares called for redemption on a Redemption Date falling between the close of business on such dividend payment record date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holder converts such shares called for redemption pursuant to the provisions of this Subpart 6) notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Convertible Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a Redemption Date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Convertible Stock presented for conversion on such Dividend Payment Date. A holder of shares of Convertible Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Convertible Stock on such date the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Stock for conversion on the Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of certificates for shares of Convertible Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Subpart 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Subpart 6.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Convertible Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

         (c) In connection with the conversion of any shares of Convertible Stock, fractions of such shares may be converted; however, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Stock (or fraction thereof), the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price (as hereinafter defined) of Common Stock on the trading date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Stock so surrendered. "Closing Price" of the Common Stock on any day shall mean the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market (the "Nasdaq System") or, if the Common Stock is not quoted on the Nasdaq System, the average of the closing bind and asked prices for the Common Stock on such day in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

(i) In case the Corporation shall, after the date of original issuance of the Convertible Stock, (A) pay an extraordinary dividend or make an extraordinary distribution on its Common Stock in shares of its Common Stock,
(B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Convertible Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such shares been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such extraordinary dividend or extraordinary distribution in the case of an extraordinary dividend or extraordinary distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification.

                      (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Subpart 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case

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

                  may be. Anything in this paragraph (d) to the contrary withstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its stockholders shall not be taxable for such stockholders.

                  (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Subpart 6 applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Convertible Stock will thereafter no longer be subject to conversion into Common Stock pursuant to Subpart 6, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Convertible Stock was convertible immediately prior to such Transaction. If at any time, as a result of an adjustment made pursuant to this Subpart 6, the Convertible Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Convertible Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Convertible Stock contained in this Subpart 6. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

         (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the Convertible Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(ii) above);

         (ii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph (d)(i) of this Subpart 6 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

         (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, the Corporation shall cause to be mailed to the holders of shares of the Convertible Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Subpart 6.

         (g) In any case in which paragraph (d) of this Subpart 6 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Subpart 6 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of Convertible Stock, surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Subpart 6.

         (h) For purposes of this Subpart 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

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

         (i) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Subpart 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Subpart 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

         (j) In case the Corporation shall take any action affecting the Common Stock, other than action described in this Subpart 6, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Convertible Stock, the Conversion Price for the Convertible Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

         (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Convertible Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Convertible Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the Convertible Stock eligible for trading upon the Nasdaq System or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

         (l) The Corporation shall not take any action which results in adjustment of the number of shares of Common Stock issuable upon conversion of a share of Convertible Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Convertible Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Articles of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the Convertible Stock in accordance with the terms and provisions of the Corporation's Articles of Incorporation.


                                    SUBPART 7

                                  MISCELLANEOUS

                  The headings of the various Subparts hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (3) This Amendment was adopted by the Board of Directors on October 16, 1997.

         (4) This Amendment was duly adopted by the Board of Directors in accordance with Section 33-6-102 of the Code of Laws of South Carolina.

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


EXHIBIT 2


                           CERTIFICATE OF DESIGNATIONS

   $0.625 CUMULATIVE CONVERTIBLE REDEEMABLE NONVOTING SPECIAL PREFERRED STOCK

                          -----------------------------


                                    SUBPART 1

                              DESIGNATION AND RANK

                  1.1 DESIGNATION. A single series of Special Stock designated "$0.625 Cumulative Convertible Redeemable Nonvoting Special Preferred Stock" (hereinafter called the "$0.625 Convertible Stock") is hereby authorized. The number of authorized shares constituting the $0.625 Convertible Stock is 50,000 Shares of the $0.625 Convertible Stock shall be issued at a stated value of $10.00 per share (the "Stated Value").

                  1.2 RANK. With respect to the payment of the dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, dissolution or winding up, the $0.625 Convertible Stock shall not be junior to any other series or class of stock of the Corporation.


                                    SUBPART 2

                                 DIVIDEND RIGHTS

                  2.1 DIVIDEND RATE. From the date of original issuance, dividends shall accrue on each share of $0.625 Convertible Stock at an annual rate equal to $0.625 per share. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

                  2.2 ACCRUAL AND PAYMENT. Dividends on each share of $0.625 Convertible Stock shall be cumulative and except as otherwise provided herein, dividends on the $0.625 Convertible Stock shall be payable, when and as declared by the Board of Directors or a committee thereof, on March 31, June 30, September 30 and December 31 (or, if such day is not a Business Day (as hereinafter defined), on the next Business Day thereafter) of each year, commencing on June 30, 1998 (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not preceding the date upon which the resolution fixing the record date is adopted and not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a duly authorized committee thereof. If declared, dividends shall be paid in cash on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. To the extent not declared and paid, dividends shall accumulate. The amount of dividends payable for the initial dividend period or any period shorter or longer than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Accrued dividends not paid on a Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not preceding the date upon which the resolution fixing the record date is adopted and not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee thereof. "Business Day" shall mean any day excluding Saturday, Sunday and any day on which the Fedwire funds transfer system of the Federal Reserve Banks is not available for the transfer of funds.

                  2.3 DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of $0.625 Convertible Stock are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the $0.625 Convertible Stock as to dividends, unless, full cumulative dividends on all outstanding shares of the $0.625 Convertible Stock shall have been declared and paid through and including the most recent Dividend Payment Date.

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

                                    SUBPART 3

                               LIQUIDATION RIGHTS

                  3.1 PREFERENCES OF $0.625 CONVERTIBLE STOCK ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the $0.625 Convertible Stock, the holders of shares of $0.625 Convertible Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus an amount equal to all accrued and unpaid dividends (such amounts, together, the "Liquidation Value"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Subpart 3.

                  3.2 PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of $0.625 Convertible Stock and any other class or series of stock of the Corporation ranking on a parity with the $0.625 Convertible Stock as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amount to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of shares of $0.625 Convertible Stock and such other class or series of stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

                  3.3 PRIORITY. All of the preferential amounts to be paid to the holders of the $0.625 Convertible Stock and the holders of any other class or series of stock of the Corporation ranking on a parity with the $0.625 Convertible Stock as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the $0.625 Convertible Stock as to distributions upon liquidation.


                                    SUBPART 4

                                  VOTING RIGHTS

                  4.1 GENERAL. The holders of shares of $0.625 Convertible Stock shall have no voting rights except as required by law. The holders of $0.625 Convertible Stock shall be entitled to notice of any meeting of the stockholders of the Corporation.

                                    SUBPART 5

                                   REDEMPTION

                  5.1 OPTIONAL REDEMPTION BY THE COMPANY. Issued and outstanding shares of the $0.625 Convertible Stock shall be redeemable, at the option of the Corporation, as a whole or in part, at any time on or after August 15, 2000 up to but not including August 15, 2002, at a redemption price per share (the "Redemption Price") equal to $15.00 per share, plus any accrued and unpaid dividends through the Redemption Date (as hereinafter defined). On the Redemption Date, the Corporation shall pay to each holder of $0.625 Convertible Stock an amount in cash equal to the aggregate Redemption Price for such holder's shares, by wire transfer of immediately available funds to such account as is designated by such holder.

                  5.2 MANDATORY REDEMPTION BY THE CORPORATION. All of the issued and outstanding shares of $0.625 Convertible Stock shall be redeemed by the Corporation on August 15, 2002 at a Redemption Price per share equal to $10.00 per share, plus any accrued and unpaid dividends through the Redemption Date. On the Redemption Date, the Corporation shall pay to each holder of $0.625 Convertible Stock an amount in cash equal to the aggregate Redemption Price for such holder's shares, by wire transfer of immediately available federal funds to such account as is designated by such holder.

                  5.3 NOTICE TO HOLDERS. The Corporation shall give notice of any redemption under this Subpart 5 at least 30 days prior to the date the Corporation is required to or proposes to redeem all or any portion, as applicable, of the outstanding shares of $0.625 Convertible Stock (the "Redemption Date"), by registered mail (return receipt requested), postage prepaid, to each of the holders of record of the $0.625 Convertible Stock; provided, however, that in the case of a mandatory redemption under Subpart 5.2 hereof, the failure of the Corporation to give notice as required by this Subpart 5.3 shall not alter or affect the rights of the holders of the $0.625 Convertible Stock to have their shares of $0.625 Convertible Stock redeemed by the Corporation in accordance with the terms of this Subpart 5. Such notice shall be addressed to each such holder at the address as it appears on the stock transfer books of the Corporation and shall specify the Redemption Date. Notice having been mailed as aforesaid, from and after the close of business on the Redemption Date (unless default shall be made by the Corporation in payment of the Redemption Price), dividends on the shares of $0.625 Convertible Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price provided for herein) shall cease. Upon surrender in accordance with said notice of the certificates representing the shares so redeemed (properly endorsed or assigned for transfer, if required by the Board of Directors of the Corporation and the notice of redemption so states), such shares shall be redeemed by the Corporation at the Redemption Price provided for herein. Any shares of $0.625 Convertible Stock which shall at any time have been redeemed shall, upon such redemption, be retired and the Corporation shall take all such steps as are necessary to cause such shares thereafter to have the status of authorized but unissued shares of Special Stock of the Company, without designation as to series, until such shares are once again designated as shares of a particular series of Special Stock of the Company.

                                    SUBPART 6

                                CONVERSION RIGHTS

                  6.1 CONVERSION. Holders of shares of $0.625 Convertible Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"), as follows:

                  (a) Subject to and upon compliance with the provisions of this Subpart 6, a holder of shares of $0.625 Convertible Stock shall have the right, at such holder's option, at any time on or after August 15, 2000 up to but not including August 15, 2002, to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Stated Value of the shares to be converted by the Conversion Price (as hereinafter defined) and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Subpart 6; provided, HOWEVER, that the right to convert shares called for redemption pursuant to Subpart 5.1 hereof shall terminate at the close of business on (i) the date fixed for such redemption, or (ii) if the Corporation shall so elect and state in the notice of redemption, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, unless the Corporation shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this Subpart 6(a), any share of $0.625 Convertible Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of $0.625 Convertible Stock is converted, then the Corporation will convert such share into the appropriate number of shares of Common Stock (subject to paragraph (c) of this Subpart 6) and issue a fractional share of $0.625 Convertible Stock evidencing the remaining interest of such holder. "Conversion Price" shall mean the conversion price per share of Common Stock into which the $0.625 Convertible Stock is convertible, as such Conversion Price may be adjusted pursuant to this Subpart 6. The initial Conversion Price will be $8.00.

                  (b) In order to exercise the conversion right, the holder of each share of $0.625 Convertible Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent of the Corporation as may be designated by the Corporation's Board of Directors (the "Transfer Agent"), accompanied by written notice to the Corporation that the holder thereof elects to convert its $0.625 Convertible Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of $0.625 Convertible Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

                  Holders of shares of $0.625 Convertible Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (except that holders of shares called for redemption on a Redemption Date falling between the close of business on such dividend payment record date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holder converts such shares called for redemption pursuant to the provisions of this Subpart 6) notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of $0.625 Convertible Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a Redemption Date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of $0.625 Convertible Stock presented for conversion on such Dividend Payment Date. A holder of shares of $0.625 Convertible Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of $0.625 Convertible Stock on such date the converting holder need not include payment in the amount of such dividend upon surrender of shares of $0.625 Convertible Stock for conversion on the Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for shares of $0.625 Convertible Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Subpart 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Subpart 6.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of $0.625 Convertible Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the $0.625 Convertible Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

                  (c) In connection with the conversion of any shares of $0.625 Convertible Stock, fractions of such shares may be converted; however, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the $0.625 Convertible Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of $0.625 Convertible Stock (or fraction thereof), the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price (as hereinafter defined) of Common Stock on the trading date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $0.625 Convertible Stock so surrendered. "Closing Price" of the Common Stock on any day shall mean the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market (the "Nasdaq System") or, if the Common Stock is not quoted on the Nasdaq System, the average of the closing bind and asked prices for the Common Stock on such day in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall, after the date of
                  original issuance of the $0.625 Convertible Stock, (A) pay an extraordinary dividend or make an extraordinary distribution on its Common Stock in shares of its Common Stock, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of $0.625 Convertible Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such shares been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such extraordinary dividend or extraordinary distribution in the case of an extraordinary dividend or extraordinary distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification.

                           (ii) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Subpart 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary withstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its stockholders shall not be taxable for such stockholders.

                  (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Subpart 6 applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the $0.625 Convertible Stock will thereafter no longer be subject to conversion into Common Stock pursuant to Subpart 6, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of $0.625 Convertible Stock was convertible immediately prior to such Transaction. If at any time, as a result of an adjustment made pursuant to this Subpart 6, the $0.625 Convertible Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of $0.625 Convertible Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of $0.625 Convertible Stock contained in this Subpart 6. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

                           (i) the Corporation shall declare a dividend (or any
                  other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the $0.625 Convertible Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(ii) above);

                           (ii) there shall be any reclassification or change of
                  the Common Stock (other than an event to which paragraph
                  (d)(i) of this Subpart 6 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                           (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, the Corporation shall cause to be mailed to the holders of shares of the $0.625 Convertible Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.



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

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Subpart 6.

                  (g) In any case in which paragraph (d) of this Subpart 6 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Subpart 6 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of $0.625 Convertible Stock, surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Subpart 6.

                  (h) For purposes of this Subpart 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

                  (i) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Subpart 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Subpart 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

                  (j) In case the Corporation shall take any action affecting the Common Stock, other than action described in this Subpart 6, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of $0.625 Convertible Stock, the Conversion Price for the $0.625 Convertible Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

                  (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the $0.625 Convertible Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $0.625 Convertible Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of $0.625 Convertible Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the $0.625 Convertible Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the $0.625 Convertible Stock eligible for trading upon the Nasdaq System or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

                  (l) The Corporation shall not take any action which results in adjustment of the number of shares of Common Stock issuable upon conversion of a share of $0.625 Convertible Stock if the total number of shares of Common Stock issuable after such action upon conversion of the $0.625 Convertible Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Articles of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the $0.625 Convertible Stock in accordance with the terms and provisions of the Corporation's Articles of Incorporation.


SUBPART 7



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

                                  MISCELLANEOUS

                  The headings of the various Subparts hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (3) This Amendment was adopted by the Board of Directors on March 25, 1998.

         (4) This Amendment was duly adopted by the Board of Directors in accordance with Section 33-6-102 of the Code of Laws of South Carolina.



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